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                                                                   EXHIBIT 10.12

                             FIRST AMENDMENT TO THE
                           COOPER CAMERON CORPORATION
                           COMPENSATION DEFERRAL PLAN

     WHEREAS, COOPER CAMERON CORPORATION (the "COMPANY") has heretofore adopted the COOPER CAMERON CORPORATION COMPENSATION DEFERRAL PLAN (the "PLAN"); and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan shall be amended as follows; effective as of July 1, 1998:

     1. The term "Change in Control" in Section 1.1(g) of the Plan shall be replaced with the term "Change of Control" in each place that it appears.

     2.  The following shall be added to Section 3.2 of the Plan:

     "With respect to a Participant receiving annual installment payments (other than the final annual installment payment) pursuant to Section 4.1, the Participant's Plan Account shall be reduced as of the last day of each calendar year by interest equivalents on the amount of the installment payment made during such calendar year multiplied by a fraction, the numerator of which is the number of days between the date of such installment payment during such calendar year and the end of such calendar year and the denominator of which is 365. Notwithstanding the foregoing, in the event a lump sum payment or final annual installment payment is made within a calendar year, as of the date of such payment, Deferred Compensation credited to a Participant's Plan Account shall be credited with interest equivalents, as additional Deferred Compensation, in an amount equal to the rate provided above. Such interest equivalents shall be credited (i) on the amount of Deferred Compensation (including any interest equivalents previously credited pursuant to this Section 3.2) credited as of the last day of the calendar year preceding such date of payment, multiplied by a fraction, the numerator of which is the number of days between such last day and such date of payment and the denominator of which is 365, (ii) on 50% of the Deferred Compensation credited pursuant to
     Section 2.3(a) during the calendar year in which such date of payment occurs, multiplied by a fraction, the numerator of which is the number of days between the last day of the calendar year preceding such date of payment and such date of payment and the denominator of which is 365, and
     (iii) on the Deferred Compensation credited pursuant to Sections 2.3(b) and 2.3(c) during the calendar year in which such date of payment occurs, multiplied by a fraction, the numerator of which is the number of days between the date(s) such Deferred Compensation was credited during such calendar year and such date of payment and the denominator of which is 365."
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     3.  Section 4.1 of the Plan shall be deleted and the following shall be substituted therefor:

          "4.1 PAYMENT OF DEFERRED COMPENSATION. Except as otherwise provided in this Article, payment of the Deferred Compensation of a Participant for all calendar years shall not be made until such Participant's termination of employment with the Employer. As to the time of such payment, if a Participant terminates employment prior to attaining age sixty, payment shall be made or commence, as determined in the sole discretion of the Committee, as of such termination, as of a specified age following such termination, or as of a specified date following such termination, but in no event later than age sixty, and if a Participant terminates employment after attaining age sixty, payment shall be made or commence as of such termination. The manner of such payment shall be in the form of a lump sum or annual installments for a five-, ten-, or fifteen-year period, or a combination thereof, as determined in the sole discretion of the Committee. In making its determination as to time and manner of payment, the Committee may consider the age, family status, health, financial status, or such other factors as it deems relevant respecting the Participant or Beneficiary. The Participant may, but shall not be required to, express his preference to the Committee as to the time and manner of payment of his Deferred Compensation, but the Committee shall be under no obligation to follow such preference. All deferred Compensation shall be paid in cash. In the event the Participant or Beneficiary is to receive Deferred Compensation in installments, the amount of each such installment shall be equal to a fraction of the amount of the Deferred Compensation remaining to be paid with respect to such Deferred Compensation, the numerator of which is one and the denominator of which is the number of installments of such Deferred Compensation remaining to be paid. The installments of the Deferred Compensation shall be credited with interest equivalents as provided in Section 3.2."

     4. Section 9.4 of the Plan shall be deleted and the following shall be substituted therefor:

          "9.4 FUNDING. The Plan is intended to constitute an unfunded plan of deferred compensation for a select group of management or highly
     compensated employees of the Employer.   The obligation of an Employer
     under the Plan to provide a Participant or Beneficiary with a benefit constitutes the unsecured promise of such Employer to make payments as provided herein, and no person shall have an interest in, or a lien or prior claim upon, any property of the Employer. The Employer shall establish an irrevocable grantor trust (`Trust') with an independent commercial trustee (`Trustee') to provide for the payments of the
     Employer's obligations hereunder.   Prior to a Change of Control, the
     funding of the Trust shall be in the sole discretion of the Employer. Upon a Change of Control, and prior to or as of the effective date thereof, the Employer shall fund the Trust in an amount sufficient to cover all benefit
     obligations under the Plan as of such date.   Plan benefits may be paid out
     of the Employer's general assets or out of the Trust. To the
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     extent the Employer transfers assets to the Trust, the Trustee shall pay
     Plan benefits to Participants and Beneficiaries out of the Trust in accordance with the terms of the Trust. The Employer shall remain the owner of all assets in the Trust, and the assets shall be subject to the claims of an Employer's creditors if such Employer ever becomes insolvent. For purposes hereof, an Employer shall be considered `insolvent' if (i) such Employer is unable to pay its debts as they become due or (ii) such Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute). The Employer shall have the duty to inform the Trustee in writing if an Employer becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the party's duty to give notice. When so informed, the Trustee shall suspend payments to the Participants and Beneficiaries and hold the assets for the benefit of such Employer's general creditors. If the Trustee receives a written allegation that an Employer is insolvent, the Trustee shall suspend payments to the Participants and Beneficiaries and hold the Trust for the benefit of such Employer's general creditors and shall determine within the period specified in the Trust whether such Employer is insolvent. If the Trustee determines that such Employer is not insolvent, the Trustee shall resume payments to the Participants and Beneficiaries. No Participant or Beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust."

     5.  As amended hereby, the Plan is specifically ratified and reaffirmed.

     EXECUTED at Houston, Texas this ____ day of _______________, 19___.

                                             COOPER CAMERON CORPORATION


                                             BY:
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                                             NAME:
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                                             TITLE:
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     (Signed Document on File)